SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) May 18, 1998





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The following 1997 Annual Report to Shareholders, dated April 29, 1998, has been mailed by the Registrant to its Shareholders:

[OUTSIDE COVER OF REPORT]

Simtek Corporation
1465 Kelly Johnson Blvd. #301
Colorado Springs, CO 80920

[SIMTEK'S LOGO - GRAPHIC OMITTED]

1997
ANNUAL
REPORT

[END OF OUTSIDE COVER]
--------------------------------------------------------------------------------

To Our Shareholders:

This report covers the year ended December 31, 1997. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation: Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

During 1997, the Company focused on the objectives of the 1997 business plan which were aimed at making Simtek's operation more efficient. Highlights of the plan include: 1) sales revenue of $8,000,000; 2) maintain positive gross margins; 3) assist ZMD with the qualification of the 256 kilobit and 16 kilobit nvSRAM products based on 0.8 micron technology produced from their fab; 4) install and qualify the 256 kilobit nvSRAM based on 0.8 micron technology in Chartered Semiconductor Manaufacturing's ("Chartered") wafer fab; 5) extend the agreement with Chartered that was scheduled to expire in September 1997; 6) monitor selling, general and administrative expenses in order to maintain profitability; 7) find a source of additional funding to support the production and marketing of the 256 kilobit nvSRAM product. Described below is how the Company performed against its goals:

Total product sales for 1997 were $6,632,186 which was less than the Company anticipated. However, the net income of $788,618 substantially exceeded plan. The shortage in product sales was primarily due to the qualification of the 256 kilobit product being delayed from 1996. However, the Company believes that it will begin seeing volume production orders of the 256 kilobit product in 1998. Sales of the Company's 16 kilobit product in 1997 remained at approximately the same level as 1996. Sales of the Company's 64 kilobit product in 1997 increased over 1996; this increase was due to volume production orders being placed by customers. The increase in volume production orders allowed the Company to see an increase of approximately 50% in units purchased during 1997 as compared to 1996, however, the increase caused a slight decrease in average selling prices over the previous year. The Company realized a revenue increase of approximately 8% in its 64 kilobit military product based on 1.2 micron product technology as compared to 1996.

The Company was able to improve its gross margins through 1997 because of maintaining the yields on the 1.2 micron product technology that is used to support high margin industrial and military products and with the continued use of the 64 kilobit product based on 0.8 micron technology for its commercial sales. The Company had gross margins of $2,955,754 during 1997.

The Company, along with ZMD achieved the qualification of the 256 kilobit product for commercial and industrial use in the second quarter 1997. The qualification of the 16 kilobit product for commercial and industrial use was completed in the fourth quarter 1997.

                                                                  April 29, 1998

In the first quarter 1997, the Company began the installation of the 256 kilobit product based on 0.8 micron technology into Chartered's wafer fab. Qualification of the 256 kilobit product based on 0.8 micron technology received from Chartered for use in commercial and industrial applications was completed in the fourth quarter of 1997. The Company is currently in the process of qualifying this product for military use. It is anticipated that this qualification will be complete in the second quarter of 1998. In September 1997, Chartered extended the agreement with Simtek until September 1998.

In the fourth quarter of 1997, the Company engaged Lucent Technologies to perform final test of its 256 kilobit product received from Chartered. The installation of the test programs and the purchase of the capital equipment has been completed and the Company is in the final test correlation process with Lucent.

Selling, general and administrative expenses for the year ended December 31, 1997 increased by approximately $225,000 from the year ended December 31, 1996; however, as a percentage of net sales these expenses were 34% in 1997 and 39% in 1996.

The increase in net sales and gross margins, along with controlled spending in other areas resulted in the Company realizing a net income of $788,618.

The Company may require additional capital to fund production and marketing of its 0.8 micron 256 kilobit nvSRAM and the development of other new products. The Company does not have any commitments for such additional capital as of the date of this report.

The following Statements of Operations compare the year ended December 31, 1997 with year ended December 31, 1996. The Balance Sheet is shown as of December 31, 1997.

In closing, we are pleased with the progress that Simtek has continued to make during 1997 in all areas of the Company's operations. We at Simtek appreciate your continued support.

Sincerely,


/s/ Richard L. Petritz
RICHARD L. PETRITZ
Chairman and CFO


/s/ Douglas Mitchell
DOUGLAS MITCHELL
President and CEO

--------------------------------------------------------------------------------------------------
Balance Sheet
--------------------------------------------------------------------------------------------------
                                                                                    DECEMBER 31,
                                                                                        1997
                  ASSETS
                  ------

CURRENT ASSETS:
Cash and cash equivalents                                                            $ 1,475,599
Accounts receivable - trade, net allowance for doubtful accounts
And return allowances of $64,378                                                         921,798
Inventory, net                                                                           641,264
Prepaid expenses and other                                                                17,960
                                                                                     -----------

Total current assets                                                                   3,056,621

EQUIPMENT AND FURNITURE, net                                                             177,821

TOTAL ASSETS                                                                         $ 3,234,442
                                                                                     ===========

              LIABILITIES AND SHAREHOLDERS' EQUITY
              ------------------------------------

CURRENT LIABILITIES:
Accounts payable:
        ZMD                                                                          $   716,716
        Other                                                                            173,325
Accrued Expenses                                                                         269,592
Accrued Wages                                                                            222,022
Accrued Vacation payable                                                                  62,401
Advances from  ZMD                                                                       130,153
                                                                                     -----------

Total current liabilities                                                              1,574,209

SHAREHOLDER'S EQUITY:
Preferred stock, $1.00 par value; 2,000,000 shares authorized,
none issued and outstanding                                                                -
Common stock, $.01 par value; 80,000,000 shares authorized,
28,679,185 shares issued and outstanding                                                 286,792
Additional paid-in capital                                                            29,752,328
Accumulated deficit                                                                  (28,378,887)
                                                                                     ------------
Total shareholder's equity                                                             1,660,233
                                                                                     -----------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                           $ 3,234,442
                                                                                     ===========

--------------------------------------------------------------------------------------------------
OTC Electronic Bulletin Board                                 Registrar and Transfer Agent
System Symbol:                                                Continental Stock Transfer and Trust
SRAM                                                          2 Broadway
                                                              New York, NY 10004
--------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Statement of Income
---------------------------------------------------------------------------------------------------------
                                                                               FOR THE YEARS ENDED
                                                                                   DECEMBER 31,
                                                                               1997            1996
                                                                           ----------------------------
NET SALES                                                                  $ 6,632,186      $ 5,196,653
Cost of Sales                                                                3,676,432        3,073,611
                                                                           ----------------------------

GROSS MARGIN                                                                 2,955,754        2,123,042

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSE:
Design, research and development                                             1,180,100          994,444
Administrative                                                                 369,718          439,429
Sales and  Marketing                                                           675,361          567,049
                                                                           ----------------------------
Total selling, general and administrative expense
                                                                             2,225,179        2,000,922

INCOME (LOSS) FROM OPERATIONS:                                                 730,575          122,120
                                                                           ----------------------------
OTHER INCOME (EXPENSE):
Interest income, net                                                            52,375           16,745
Other income(expense), net                                                       5,668            5,651
                                                                           ----------------------------

Total other income                                                              58,043           22,396
                                                                           ----------------------------

NET INCOME                                                                 $   788,618      $   144,516
                                                                           ----------------------------

BASIC AND DILUTED EPS                                                      $       .03      $       .01
                                                                           ----------------------------

---------------------------------------------------------------------------------------------------------
Directors and Officers
---------------------------------------------------------------------------------------------------------

Dr. Richard L. Petritz                                         Mr. Harold Blomquist, Director
Chairman of the Board & CFO                                    American Microsystems, Inc.

Douglas Mitchell                                               Dr. Robert Keeley, Director
CEO, Director                                                  University of Colorado, Colorado Springs

Dr. Klaus Wiemer, Director

---------------------------------------------------------------------------------------------------------
Home Page:                                                     E-Mail
http://www.simtek.com                                          info@simtek.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


May 18, 1998                                  By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer